EXHIBIT 32
          [The following certification accompanies Applied Industrial Technologies’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and is not filed, as provided in applicable SEC releases.]
Certification of Principal Executive Officer and
Principal Financial Officer Pursuant to
18 U.S.C. 1350
In connection with the Form 10-Q (the “Report”) of Applied Industrial Technologies, Inc. (the “Company”) for the period ending September 30, 2007, we, David L. Pugh, Chairman & Chief Executive Officer, and Mark O. Eisele, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David L. Pugh David L. Pugh	/s/ Mark O. Eisele Mark O. Eisele
Chairman & Chief Executive Officer	Vice President-Chief Financial Officer & Treasurer
Dated: October 29, 2007
[A signed original of this written statement required by Section 906 has been provided to Applied
Industrial Technologies, Inc. and will be retained by Applied Industrial Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]